UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

Colorado                 001-13458                84-0920811
(State or other         (Commission           (I.R.S. Employer
 jurisdiction of         File Number)          Identification No.)
 incorporation)


4880 Havana Street, Denver, CO             80239
(Address of principal executive offices) (Zip Code)
Registrant's telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]	Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


Total pages: 6
Exhibit index at: 3


Item 2.02	Results of Operations and Financial Condition.

On November 4, 2004, Scott's Liquid Gold-Inc. announced in a press release its operating results for the third quarter and first nine months of 2004. The press release is attached as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(c) 	Exhibits.
	The following exhibit accompanies this Report:
      Exhibit No.        Document
          99             Press Release dated November 4, 2004
                         concerning results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           SCOTT'S LIQUID GOLD-INC.
                                           (Registrant)

Date: November 4, 2004                     /s/ Jeffry B. Johnson
                                           ----------------------------
                                           By: Jeffry B. Johnson
                                           Chief Financial Officer and
                                               Treasurer



EXHIBIT INDEX

Exhibit
Number         Document

   99 Press Release dated November 4, 2004 concerning results of operations.






                                                            Exhibit 99
For Immediate Release

SCOTT'S LIQUID GOLD-INC.
REPORTS THIRD QUARTER OPERATING RESULTS

DENVER, Colorado (November 4, 2004) -- Scott's Liquid Gold-Inc. (OTC BB:
"SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the third quarter and first nine months of the year 2004.

For the three months ended September 30, 2004, the Company reported a net loss of $359,800, or ($0.03) per share, on net sales of $5,116,700. These results compared with net income of $231,100, or $0.02 per share, and net sales of $6,023,600, in the third quarter of 2003.

For the nine months ended September 30, 2004, the Company reported a net loss of $986,500, or ($0.10) per share compared with net loss of $931,700, or ($0.09) per share, in the corresponding period of the previous year. Net sales totaled approximately $15.6 million in the first nine months of the current year, versus approximately $17.4 million in the year-earlier period.

"While we are disappointed to report an unprofitable nine months," commented Mark E. Goldstein, Chairman and Chief Executive Officer of Scott's Liquid Gold-Inc., "the Company did experience a small increase in sales of household chemical products, and the Company has commenced the introduction of an additional wood care product during this period; however, sales have been minimal so far. During the first nine months of 2004 the Company experienced a decrease in sales of its skin care products including the Montagne Jeunesse line of products; however, the Company is expecting an increase in sales of Montagne Jeunesse products in the fourth quarter of 2004, compared to the third quarter of 2004, due to holiday sales. The loss for 2004 was primarily due to slower sales of skin care products, including Montagne Jeunesse products."

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care and other sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web: www.scottsliquidgold.com, www.alphahydrox.com, www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace; acceptance in the marketplace of the Company's new product lines; competitive factors; continuation of the Company's distributorship agreement with Montagne Jeunesse; the need for effective advertising of the Company's products; limited resources available for such advertising; new product introductions by others; technological changes; dependence upon third-party vendors and upon sales to major customers; changes in the regulation of the Company's products, including applicable environmental regulations; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeff Johnson at (303) 373-4860


SCOTT'S LIQUID GOLD-INC. & SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)

                           Three Months                  Nine Months
                         Ended September 30,          Ended September 30,
                     -------------------------     ------------------------
                         2004          2003            2004         2003
                     -----------   -----------     -----------  -----------
Net sales            $ 5,116,700   $ 6,023,600     $15,633,600  $17,367,300

Operating costs
 and expenses:
   Cost Of Sales       3,129,000     3,302,200       8,849,600    9,223,500
   Advertising           101,000       171,100         738,100    1,671,700
   Selling             1,381,200     1,402,900       4,162,600    4,410,300
   General and
    administrative       835,700       875,400       2,772,400    2,875,100
                     -----------   -----------     -----------  -----------
                       5,446,900     5,751,600      16,522,700   18,180,600
                     -----------   -----------     -----------  -----------

Income (loss) from
 operations             (330,200)      272,000        (889,100)    (813,300)
Interest income           10,400        12,100          30,900       46,600
Interest expense         (40,000)      (53,000)       (128,300)    (165,000)
                     -----------   -----------      -----------  -----------
                        (359,800)      231,100        (986,500)    (931,700)

Income tax expense
 (benefit)                  -             -              -            -
                     -----------   -----------     -----------  -----------

Net income (loss)    $  (359,800)  $   231,100     $  (986,500) $  (931,700)
                     ===========   ===========     ===========  ===========

Net income (loss) per
 common share:
   Basic             $      (.03)  $       .02     $      (.10) $      (.09)
                     ===========   ===========     ===========   ==========
   Diluted           $      (.03)  $       .02     $      (.10) $      (.09)
                     ===========   ===========     ===========   ==========

Weighted average
 shares outstanding:
   Basic              10,387,900    10,187,100      10,368,600   10,164,400
                     ===========   ===========     ===========  ===========
   Diluted            10,387,900    10,203,500      10,368,600   10,164,400
                     ===========   ===========     ===========  ===========